EXHIBIT G

Phoenix Group

February 14, 2012

Michael Engmann 38 San Fernando Way San Francisco, California 94127	Community Intelligence Corporation 275 Shoreline Drive, Suite 500 Redwood Shores, California 94065
Ronald Goodman Estate 31 Tierra Verde Court Walnut Creek, California 94598	SG Phoenix LLC 110 East 59th Street, Suite 1901 New York, New York 10022
Kendu Partners Company c/o Engmann Options 220 Bush Street, Suite 950 San Francisco, California 94104	MDNH Partners L.P. c/o Engmann Options 220 Bush Street, Suite 950 San Francisco, California 94104

Re:
Investor Rights Agreement by and between Communication Intelligence Corporation and Phoenix Venture Fund LLC, SG Phoenix LLC, Michael Engmann, Ronald Goodman Estate, Kendu Partners Company and MDNH Partners L.P. dated as of August 5, 2010 (the “Agreement”)

Ladies and Gentlemen:

Reference is hereby made to the Agreement.  All capitalized terms used herein, which are not defined shall have the meaning assigned to those terms in the Agreement.

This letter will serve to confirm our agreement that, effective as of the date hereof, Sections 2.1(b), 2.2 and 2.3 of the Agreement shall not apply to, and have no further force or effect on, Engmann, Goodman, Kendu and MDNH.

Except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects.

110 East 59th Street | Suite 1901 | New York | NY 10022 | USA | 212 759 1909 t | 212 319 4970 f

February 14, 2012 Private and Confidential
Page

EXHIBIT G

This letter may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this letter by telefacsimile or other electronic means shall be equally effective as delivery of a manually executed counterpart.

If the foregoing is acceptable to you, please execute this letter in the space provided below for your signature.

PHOENIX VENTURE FUND LLC By: SG Phoenix Ventures LLC, its Managing Member By: /s/ Andrea Goren Name: Andrea Goren Title: Member
Accepted and Agreed:
COMMUNICATION INTELLIGENCE CORP By: /s/ Craig Hutchison Name: Craig Hutchison Title: Assistant Vice President	SG PHOENIX LLC By: /s/ Andrea Goren Name: Andrea Goren Title: Member
KENDU PARTNERS COMPANY By: /s/ Michael Engmann Name: Michael Engmann Title: General Partner	MDNH PARTNERS L.P. By: /s/ Michael Engmann Name: Michael Engmann Title: General Partner
/s/ Michael Engmann Michael Engmann	RONALD GOODMAN ESTATE BY: /s/ Janet Goodman Janet Goodman

110 East 59th Street | Suite 1901 | New York | NY 10022 | USA | 212 759 1909 t | 212 319 4970 f